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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Nebraska Book Company, Inc. and Specialty Books, Inc. on Form S-4 of our report dated May 27, 2003 (except as to Note N as to which date is February 16, 2004), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 27, 2003 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 23, 2004